EXHIBIT 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report (which contains an explanatory paragraph relating to Commodore Applied Technologies, Inc.'s ability to continue as a going concern) dated April 8, 1999 relating to the financial statements of Commodore Applied Technologies, Inc. and Subsidiaries for the year ended December 31, 1998, which appears in the Commodore Applied Technologies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania

May 04, 2001